                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation herein by reference in the Registration Statement on Form S-8 of DoubleClick Inc. of our report dated January 27, 1999, relating to the consolidated statements of operations, stockholders' equity (deficit), and cash flows of NetGravity, Inc. and subsidiaries for the year ended December 31, 1998, and the related financial statement schedule, which report appears in the December 31, 2000, annual report on Form 10-K of DoubleClick Inc.


                                                               /s/ KPMG LLP


January 21, 2002
San Francisco, California